Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Announces 2017 Third Quarter
Conference Call Dial-In and Webcast Information for Thursday, November 9, 2017

Virginia Beach, VA –October 9, 2017 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today announced the dial-in and webcast information for its 2017 third quarter conference call following the release of the Company’s financial results for the 2017 third quarter ended September 30, 2017 on Wednesday, November 8, 2017, after close of market.

The Company will discuss these results in a conference call the following morning, Thursday, November 9, 2017, at 10:00 AM ET.

The dial-in numbers are:
Live Participant Dial-In (Toll-Free US & Canada):  877-407-3101
Live Participant Dial-In (International):  201-493-6789
The conference call will also be webcast. To listen to the call, please go to the Investor Relations section of Wheeler’s website at www.whlr.us, or click on the following link: http://whlr.equisolvewebcast.com/q3-2017

About Wheeler Real Estate Investment Trust Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us

CONTACT:

Wheeler Real Estate Investment Trust, Inc.
Wilkes Graham
Chief Financial Officer
(757) 627-9088
Wilkes@whlr.us

Laura Nguyen
Director of Investor Relations
(757) 627-9088
Laura@whlr.us